                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 3,
1997 (except Note 8 as to which the date is             , 1997), in the
Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Paranet, Inc. for the registration of 000,000 shares of its common stock.

Houston, Texas

     The foregoing consent is in the form that will be signed upon the completion of the Company's reorganization and termination of its subchapter S status as described in Note 8 to the financial statements.

                                          ERNST & YOUNG LLP

Houston, Texas
February 10, 1997